Exhibit 99.1
▶	Capstead Mortgage Corporation, formed in 1985 and based in Dallas, Texas, is a self-managed real estate investment trust for federal income tax purposes. Capstead’s core strategy is managing a leveraged portfolio of residential mortgage pass-through securities consisting almost exclusively of residential ARM securities issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. Agency-guaranteed residential mortgage securities carry an implied AAA credit rating with limited, if any, credit risk that has been enhanced by the recent conservatorship of Fannie Mae and Freddie Mac by the federal government.

EXPERIENCE	STABILITY	STRATEGY
• Oldest mortgage REIT	• Positions with 17 lending	• Avoid residential credit risk
	counterparties	while minimizing, but not
• Top 4 executives with		eliminating, interest rate risk
the company since 1994	• Short-duration portfolio
conservatively leveraged
and appropriately hedged
(net duration gap at 5
months at September 30)
HISTORICAL DEBT/LONG-TERM INVESTMENT CAPITAL
•	Debt to long-term investment capital has historically ranged from 8.0 x to 12.0 x through various interest rate cycles and can be quickly adjusted to respond to market conditions.

•	Since last fall, we have raised $440 million in new common equity capital and, at times, sold a limited amount of mortgage securities and curtailed replacing portfolio runoff to address deteriorating conditions in the overall credit markets.

•	We continue to believe it is appropriate to maintain our leverage near the lower end of our targeted range. However, should market conditions warrant, we may take additional actions similar to those taken since last fall in order to maintain sufficient financial flexibility to address market stresses.

COMMON STOCK
INFORMATION
NYSE Ticker:
CMO
Price as of 11/7/08:
$10.16
52-wk. High/Low:
$18.62/$7.52
3Q Dividend:
$0.55
Dividend Yield:
(based on annualized 3Q dividend)
21.7%
3Q Avg. Daily Vol.:
899K shares
SERIES A/SERIES B
PREFERRED STOCK INFO
NYSE Ticker:
CMOPRA/CMOPRB
Price as of 11/7/08:
$16.29/$12.68
Call Price:
$16.40/$12.50
Liquidation Value:
$16.40/$11.38
Conversion Ratio:
1.5684/0.6047
Annual Dividend:
$1.60/$1.26
▶	3RD QUARTER 2008 HIGHLIGHTS
•	Earnings totaled $34.7 million or $0.52 per diluted common share

•	Financing spreads averaged 1.74%

•	Declared and paid dividend of $0.55 per common share

•	Book value per common share ended the third quarter at $10.02

•	Maintained portfolio of agency-guaranteed residential ARM securities at $7.9 billion

•	Maintained portfolio leverage at approximately 8 times long-term investment capital
▶	QUARTERLY RESULTS

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(In thousands, except per share amounts)	2008	2008	2008	2007	2007

Net interest margin:
Residential mortgage investments	$38,198	$41,456	$36,247	$17,505	$8,257
Commercial mortgage investments	975	857	798	813	396

Net interest margin	39,173	42,313	37,045	18,318	8,653

Net income	34,746	36,728	30,147	15,860	(3,148)
Income available to common stockholders	29,684	31,665	25,083	10,796	(8,212)
Diluted earnings per share	0.52	0.58	0.53	0.31	(0.43)
Common dividends per share	0.55	0.59	0.52	0.24	0.04
Common equity raises	25,237	77,143	131,344	205,997	—
Common shares outstanding (EOQ)	58,226	56,071	49,918	42,819	19,393

TOP COMMON STOCKHOLDERS*

Holder	% O/S

Wells Capital Management	10.00
Wellington Management Company	5.06
Highland Capital Management	4.81
Transamerica Investment Management	3.82
DePrince Race & Zollo	3.33
Barclays Global Investors, N.A.	3.26
Robeco Investment Management	3.21
Thompson, Siegel & Walmsley	3.15
Millennium Management	2.68
Vanguard Group, Inc.	2.06

* %	based on shares outstanding as of October 30, 2008
ANALYSTS*

Firm	Rating

Deutsche Bank	Buy
FBR Capital Markets	Outperform
Fox-Pitt Kelton	Outperform
JMP Securities LLC	Outperform
Keefe, Bruyette & Woods	Outperform
RBC Capital Markets	Outperform
Sterne Agee	Buy
Stifel Nicolaus	Buy

*	As of November 7, 2008
Capstead Mortgage Corporation / 8401 North Central Expressway, Suite 800, Dallas, TX 75225 PH 800.358.2323 / E invrel@capstead.com / www.capstead.com